Exhibit 99.1

HIRU CORPORATION – Board Accepts Stock Purchase Agreement and Appoints Khalid Nasser as Chairman and CEO

West Palm Beach, Fl – July 26, 2024 (OTC MARKETS) – Hiru Corporation (the “Company” or “HIRU”) would like to announce, among other business developments, the acceptance of a stock purchase agreement and the appointment of Khalid Nasser as Chairman and CEO.

1.0 The board accepts the stock purchase agreement by and between Sasa Vasiljevic (HIRU preferred shareholder), and Sihem Chakroun Ep Bou Ali (new preferred shareholder of Class A -5 million preferred shares of Hiru Corporation), executed on or about July 26, 2024.

1.1 The HIRU board accepts the resignation of:

•	Vladislav Duba on his position as CEO

•	Irina Veselinovic on her position as CFO

•	Sasa Vasiljevic on his position as Chairman.

2.0 The board accepts and appoints:

•	Khalid Nasser A.S. Al-Thani on a position as Chairman and CEO

Khalid  Nasser A.S. Al-Thani, a thirty four year old, is currently the owner of multiple companies within the State of Qatar. These companies are successful in the fields of construction, legal, financial services, and manufacturing. Throughout his extensive career H.E. has also acted in an advisory role for many high-profile clients and companies within Qatar and internationally. He also actively invests in a multitude of projects, developments, and areas as an individual and with a group of investors.

His Excellency Sheikh Khalid Nasser Ali Al-Thani was appointed as Assistant CEO of Qatar General Group, one of Qatar’s leading insurance and investment groups in 2015. This followed 8 years of work within various sectors of the Group, implementing successful structures and promoting significant growth. He held this position until 2020, since then he has focused on successfully growing his investment and business portfolio.

H.E. is an adept individual with a remarkable skill set and an impressive track record in successfully managing wallets for others, particularly with stocks, shares, and investments in general. With extensive experience managing large wallets for Qatar General Group (majority owned by his father H.E. Sheikh Nasser bin Ali Al-Thani), some at over 5 billion Qatari Riyal. H.E. has honed his expertise in navigating the intricacies of the financial market. His astute decision- making abilities, coupled with a deep understanding of market trends, have consistently yielded profitable results across multiple portfolios. H.E. meticulous attention to detail, strategic mindset, and ability to mitigate risks make him an invaluable asset in the world of investment management and continues to be active in numerous markets globally.

•	James Peter Thorp will assume the position of CFO

Mr. James Thorp, a thirty-two-year-old man, is a dynamic professional known for his keen sense of business opportunities and exceptional skills in networking and public relations. With a natural inclination towards entrepreneurship, he embarked on his current career in 2013 as an assistant to H.E. Sheikh Khalid bin Nasser Al-Thani.

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During his job, Mr. Thorp demonstrated his exceptional talent for identifying lucrative business prospects and cultivating strategic partnerships. He excelled in refining strategies, managing investment projects, and bolstering relations, showcasing his innate ability to navigate the business landscape with finesse. Recognizing his exceptional aptitude for networking and public relations, Mr. Thorp expanded his role as a trusted advisor to H.E. Sheikh Khalid and other distinguished members of the Qatar ruling family.

In 2015 until present, Mr. Thorp became a full-time advisor and partner to H.E. Sheikh Khalid bin Nasser Al-Thani, further amplifying his influence and impact. Over the years, he developed extensive expertise in both financial and management fields, successfully managing a multitude of international investments and working across diverse regions such as the UK, the Netherlands, and the MENA region. Today, as the founder and manager of a highly successful international firm based in Qatar, Mr. Thorp continues to thrive. Leading a large team of consultants across various fields, including legal, financial, cultural, and hospitality industries, he leverages his exceptional network and business acumen to drive success for his clients and partners worldwide.

•	Ian Charles Thorp will assume the position of COO

Ian Charles Thorp, a sixty-seven-year-old man, is a dynamic specialized qualified (BSc, MSc, and PhD) technologist. Established, fully experienced and internationally recognized in the industry for 45 years. Experienced as a technologist, director (Managing and Technical) and project leader according to project in the manufacturing sector. Specialist in manufacturing field chemicals, electrical, nuclear and Personal Protective Equipment (PPE) sectors. Extensive experience of 45 years to take a product idea from concept to development to manufacturing plant design (including laboratory testing facilities) to manufacture in chemical, electrical, nuclear and Personal Protective Equipment (PPE) sectors. Experienced expert (UK nominated expert 1996-2020) in safety and previously a member (1196-2020) of National, European, and international standards committees ASTM, BSI, CENELEC and IEC. Project Leader for Edition 3 of IEC 60903, (now published).

•	Irina Veselinovic Interim Director in a capacity of Secretary

Irina Veselinovic is a Business Development Manager, Irina was working in private companies, and spent almost two decades mastering her leadership in administration, accounting, investor relations skills and financial intelligence. In addition, her creativity, entrepreneurial versatility and multitasking ability is reflected by her professional endeavors in the business executions and fashion industries. Relying on her extensive background in various business fields, Irina can provide the necessary connections and momentum that is the cornerstone of our team.

Key Staff

Vladislav Duba ( Ex CEO of Company) to capacity of Liberia Mine Manager Operations

Vladislav Duba is a seasoned business development professional with a global reach that spans across continents like the Americas, Europe, and Asia. Over the course of his extensive career, he has refined his proficiency in a range of domains, including business development, financial and organizational restructuring, government relations, and strategic advancement. Vladislav Dubas operational experience encompasses a wide array of industries, from banking, oil and gas, and industrial real estate to pharmacy, mining, and most recently, the conception of carbon offset projects in the least developed countries of Africa. During his tenure in the mining sector, he undertook pivotal roles in projects crucial to the Green Energy Revolution. These endeavors comprised the discovery of a significant copper deposit in Kyrgyzstan and the management of a lithium brownfield project in Russia. Mr. Dubas leadership played a decisive role in driving initiatives in collaboration with companies listed on the TSX and OTC exchanges. In the year 2022, he embarked on a journey to West Africa, delving into new opportunities in mining with a specific focus on clean energy metals. This expedition led him to unveil the most efficacious approach for curtailing greenhouse gas emissions - Carbon Offset projects. These initiatives, encompassing Improved Cookstoves, Reforestation, Agro-forestry, BioChar, and more, emerged as potent instruments for reducing emissions.

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Ratheo Molebatsi (Thebi) Research & Development African Mining & Gold Processing

Ratheo Molebatsi, remains in HIRU Research & Development African mining & gold processing. In the event the new control block management is unwilling to facilitate the required financing of the operating subsidiaries Hiru management will start divesting these holdings and bringing other operating mining companies and assets into the company. Thebi has the ability to bring HIRU many good micro mines in Africa and he has a strong knowledge of mining. In addition to his extensive experience in mining he brings vast experience in construction, marketing, and customer service. A serial entrepreneur, Thebi has founded a number of ventures in several countries across Africa. Thebi's passion for social justice has seen him partner with impoverished communities in rural Africa to bring much needed development projects with a view to creating sustainable employment and economic opportunities. Thebi serves on the Board of a Non-Profit Organization and is a member of the Executive Committee of a Communal Property Association.

3.0 Hiru’s new management has reached an understanding with current operating entities subsidiaries namely:

1. Mining Business ( Africa)

2. Gold Trading / Processing (United Arab Emirates (Dubai))

3. Freight & Warehouse services (United States)

So not to disturb the above-named operating entities, as a result of the new management and the change in control block, it has been decided by the new board and the new management that they will review these operating companies and shortly establish if they fit the Company narrative vision and goals. The short 30–45-day evaluation period will allow the new management to review the financial needs of each entity and what it will take for them to reach “full throttle mode”. In concert with this event the ex-CEO of the Company Vladislav Duba’s new title and position will be Liberia Mine Manager Operations.

https://www.otchiru.com/gold-and-green-mineral-projects-in-liberia/

4.0. The HIRU management, notwithstanding the outcome of the financing arrangements of the current operations intends in any event to expand its mining holdings in HIRU as a holding company conglomerate.

5.0 HIRU continues its search for a buyer for its water packing equipment to sell and satisfy the existing creditor obligations and lien. https://www.otchiru.com/alkaline-equipment-sale/

6.0 The management is using this opportunity to remind its followers that the company is the subject of certain cyber bullying and was made aware of certain X (Twitter) posters manipulating certain images and disseminating false and misleading information.

7.0 The company reminds its followers to only rely on official company information posted on its corporate web site www.otchiru.com and these official filings of OTC Markets and SEC.

8.0 In order to maintain good transparency, the material events (filings) & PR will be released in a timely routine way. However, non-Newsworthy and/or good weekly business updates for our followers we will release on X (Twitter expanded view) & on our website, including posting on OTC as permitted by the OTC.

9.0 The new management is in the process of relocating its HIRU corporate headquarters. Kindly monitor for updates on the OTC platform.

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